Exhibit 99.2

MPG Office Trust, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, California 90071

November 28, 2012

Mr. Christopher M. Norton
[Address]
[City], [State] [Zip Code]

Re:    Second Amended and Restated Employment Terms

Dear Christopher:

Effective as of November 28, 2012 (the “Effective Date”), this letter (the “Letter”) shall amend and restate in its entirety that certain amended and restated employment letter, effective as of February 14, 2012, as amended by the First Amendment thereto, effective as of June 29, 2012, between you and MPG Office Trust, Inc. (the “REIT”) and MPG Office, L.P. (the “Operating Partnership” and together with the REIT, the “Company”). From and after the Effective Date, you and the Company agree that the Company will employ you on the terms and conditions set forth in this Letter:

1.    EMPLOYMENT PERIOD. Your employment with the Company is “at-will” and is not for a specified period of time. Subject to the Company's obligations under Section 8 hereof, either you or the Company may terminate your employment at any time and for any reason whatsoever (or for no reason). This at-will employment relationship cannot be changed, modified, rescinded or superseded unless in writing and signed by both you and a duly authorized representative of the Company. The period during which you are employed by the Company hereunder is referred to as the “Employment Period.”

2.    POSITION, DUTIES AND RESPONSIBILITIES. During the Employment Period, you will be employed as Executive Vice President, General Counsel and Secretary of the REIT and the Operating Partnership. In the capacity of Executive Vice President, General Counsel and Secretary, you will have such authority, responsibilities and powers as are usual and customary for a person holding such positions. During the Employment Period, you will work at the Company's principal offices located in downtown Los Angeles (the “Principal Location”), except for travel to other locations as may be necessary to fulfill your responsibilities.

3.    BASE SALARY. During the Employment Period, the Company will pay you a base salary (the “Base Salary”) of $275,000 per year, less payroll deductions and all required withholdings, payable in accordance with the Company's normal payroll practices and prorated for any partial month of employment.

4.    ANNUAL BONUS. In addition to the Base Salary set forth above, you will be eligible to participate in the Company's incentive bonus plan applicable to similarly situated executives of the Company for each fiscal year of the Company ending during the Employment Period. The amount of your annual bonus, if any (the “Annual Bonus”) will be at the discretion of the Compensation Committee, subject to all terms of the Company’s bonus plan.

5.    BENEFITS AND VACATION. During the Employment Period, you will be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs maintained or sponsored by the Company from time to time which are applicable to other similarly situated executives of the Company, subject to the terms and conditions thereof. During the Employment Period, you will also be eligible for standard benefits, such as medical insurance, sick leave, vacations and holidays to the extent applicable generally to other similarly situated executives of the Company.

6.    CONFIDENTIAL AND PROPRIETARY INFORMATION. As a condition of your employment with the Company, you agree that during the Employment Period and any time thereafter, you will not directly or indirectly disclose or appropriate to your own use, or the use of any third party, any trade secret or confidential information concerning the REIT, the Operating Partnership, MPG Office Trust Services, Inc., and their respective subsidiaries or affiliates (collectively, the “MPG Group”) or their businesses, whether or not developed by you, except as is required in connection with your services rendered for the Company. You further agree that, upon termination of your employment, you will not receive or remove from the files or offices of the MPG Group any originals or copies of documents or other materials maintained in the ordinary course of business of the MPG Group, and that you will return any such documents or materials otherwise in your possession. You further agree that, upon termination of your employment, you will maintain in strict confidence the projects in which any member of the MPG Group is involved or contemplating. You hereby acknowledge that irreparable injury will result to the Company in the event of a breach by you of your obligations under this Section 6 or Section 7 below, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor. You further acknowledge, consent and agree that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by you.

7.    NON-SOLICITATION. You further agree that during the Employment Period and for one year after your employment is terminated, you will not directly or indirectly solicit, induce, or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the MPG Group to terminate their employment, agency, or other relationship with the MPG Group or such member or to render services for or transfer their business from the MPG Group or such member and you will not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

8.    TERMINATION OF EMPLOYMENT WITHOUT CAUSE OR FOR GOOD REASON

(a)        Severance Payment. Subject to Sections 8(e) and 8(f) below, if, during the Employment Period, you incur a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) by reason of (1) a termination of your employment by the Company without Cause (as defined below), or (2) a termination of your employment by you for Good Reason (as defined below), then, in addition to any other amounts payable to you through the date of termination of your employment:

(i)        The Company will pay you a lump-sum cash payment within 60 days after the date of your Separation from Service (such date, the “Date of Termination”) (with the exact payment date to be determined by the Company in its discretion) in the aggregate amount of (A) any Annual Bonus that, had you remained employed, would otherwise have been paid to you pursuant to Section 4 above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid, (B) the sum of (I) your annual Base Salary in effect on the Date of Termination and (II) an amount equal to the Annual Bonus earned by you for the most recently completed fiscal year of the Company preceding the Date of Termination (the “Prior Year Bonus”), and (C) a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs in an amount equal to (x) the Prior Year Bonus times a fraction, the numerator of which shall be the number of days elapsed through the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which shall be 365, minus (y) any semi-annual or quarterly cash bonus payments for the fiscal year in which the Date of Termination occurs that have been paid to you prior to the Date of Termination; and

(ii)       During the period commencing on the Date of Termination and ending on the eighteen month anniversary of the Date of Termination (the “COBRA Period”), provided that you properly elect to receive group health insurance continuation coverage under Section 4980B of the Code and the regulations thereunder, the Company shall pay directly or reimburse you for premiums for such coverage; provided, however, that if you become re-employed with another employer and are eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 8(a)(ii) shall be reduced to the extent comparable coverage is actually provided to you and your eligible family members, and any such coverage shall be reported by you to the Company. Notwithstanding the foregoing, (A) if any plan pursuant to which the Company is providing such coverage is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover you under its group health plans, then, in either case, an amount equal to the monthly plan premium payment shall thereafter be paid to you as currently taxable compensation in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

Notwithstanding the foregoing, in no event shall you or your estate or beneficiaries be entitled to any such payments set forth in Sections 8(a)(i) and (ii) hereof upon any termination of your employment by reason of your total and permanent disability or your death. You shall not be required to mitigate the amount of any severance that may be payable to you under Section 8(a) hereof by seeking other employment following a termination of your employment with the Company. Notwithstanding the foregoing, in no event shall payment of the amounts provided for in Sections 8(a)(i) and (ii) hereof be required to be made unless you execute and deliver to the Company a release of claims in a form reasonably acceptable to the Company (the “Release”) within twenty-one (21) days (or, to the extent required by applicable law, forty-five (45) days) following the Date of Termination and you not revoke such Release within seven (7) days thereafter.

(b)        Definition of Cause. For purposes of this Letter, “Cause” shall mean:

(i)        your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties;

(ii)       your willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates;

(iii)      your conviction of, or entry by you of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

(iv)      a willful breach by you of your fiduciary duty to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; or

(v)       your willful and material breach of your covenants set forth in Section 6 or 7 above.

For purposes of this provision, no act or failure to act on your part will be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company.

For the avoidance of doubt, in the event that your employment with the Company is terminated (other than by the Company for Cause, by your voluntary resignation or due to your death or disability) in connection with or by reason of a liquidation of the Company or a sale, liquidation or other disposition or exit (including any trustee sale, foreclosure, default, or placement into receivership) of all or substantially all of the Company’s direct or indirect assets (in each case, in a single transaction or series of transactions) (a “Disposition of Assets”), such termination shall constitute a termination of your employment by the Company without Cause for purposes of this Letter, any other agreement between you and the Company, and any plan maintained by the Company.

(c)        Definition of Good Reason. For purposes of this Letter, “Good Reason” shall mean:

(i)        the assignment to you of any duties materially inconsistent with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 hereof, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities (including any such diminution resulting from a Disposition of Assets, the Company ceasing to be a publicly-held company or the Company becoming a subsidiary of a publicly-held company in connection with a Change in Control (as defined in the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P., as amended)), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of Notice thereof given by you;

(ii)       the Company’s reduction (other than in an amount that is immaterial) of your Base Salary or Annual Bonus opportunity, each as in effect on the date hereof or as the same may be increased from time to time;

(iii)      a material change by the Company in the Principal Location, except for required travel on the Company’s business to an extent substantially consistent with your present business travel obligations; or

(iv)       the Company’s failure to cure a material breach of its obligations under this Letter after written Notice is delivered to the Chief Executive Officer of the Company by you which specifically identifies the manner in which you believe that the Company has breached its obligations under this Letter and the Company is given a reasonable opportunity to cure any such breach;

provided, that your resignation shall only constitute a resignation for Good Reason hereunder if (x) you provide the Company with a Notice of Termination (as defined below) within 30 days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within 30 days after receipt of the Notice of Termination, and (z) the Date of Termination occurs no later than 60 days after the initial occurrence of the facts or circumstances constituting Good Reason.

(d)        Notice of Termination. Any termination by you for Good Reason shall be communicated by a Notice of Termination to the Company given in accordance with Section 17 hereof. For purposes of this Letter, a “Notice of Termination” means a written Notice which (i) indicates the specific termination provision in this Letter relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by you to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive your rights hereunder or preclude you from asserting such fact or circumstance in enforcing your rights hereunder.

(e)        Six Month Delay. Notwithstanding anything to the contrary in this Letter, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 8, shall be paid to you prior to the expiration of the six-month period following your Separation from Service to the extent that the Company determines that paying such amounts at the time or times indicated in this Letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of your death), the Company shall pay you a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period.

(f)        Retention Plan Offset. Notwithstanding any provision of this Letter to the contrary, in the event that you become entitled to severance payments or benefits under Section 8(a) hereof, the aggregate amount of cash severance paid or payable to you pursuant to Section 8(a)(i) shall be reduced by an amount equal to 75% of the aggregate amount of the Retention Bonus (as defined in the MPG Office Trust, Inc. Retention Bonus Plan (the “Retention Plan”)) paid to you pursuant to the Retention Plan (determined on a gross basis, prior to the deduction of any amounts withheld or deducted for tax or payroll purposes). Such reduction, if any, shall be limited to 75% of the aggregate amount of the Retention Bonus actually paid to you, and the amount of cash severance shall not be reduced by any Additional Retention Payments (as defined in the Retention Plan) paid to you under the Retention Plan (in each case, such Retention Bonus and Additional Retention Payments determined on a gross basis, prior to the deduction of any amounts withheld or deducted for tax or payroll purposes).

9.    ARBITRATION. Except as set forth in Section 7 above, any disagreement, dispute, controversy or claim arising out of or relating to this Letter or the interpretation of this Letter or any arrangements relating to this Letter or contemplated in this Letter or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, you and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event you and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither you nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

10.    COMPANY RULES AND REGULATIONS. As an employee of the Company, you agree to abide by Company rules and regulations as set forth in the Company’s Employee Handbook, Code of Business Conduct and Ethics, Insider Trading Policy and as otherwise promulgated.

11.    PAYMENT OF FINANCIAL OBLIGATIONS. The payment or provision to you by the Company of any remuneration, benefits or other financial obligations pursuant to this Letter will be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with the Company’s Employee Sharing and Expense Allocation Agreement, as in effect from time to time.

12.    CODE SECTION 409A.

(a)        To the extent applicable, this Letter shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Letter to the contrary, if the Company determines that any compensation or benefits payable under this Letter may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Letter or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Letter from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 12(a) shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

(b)        To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Letter or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and Section 8(c) hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.

(c)        To the extent that any payments or reimbursements provided to you under this Letter are deemed to constitute compensation to which Treasury Regulation Section 1.409A-

3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed to you reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amounts of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and your right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

13.    WITHHOLDING. The Company may withhold from any amounts payable under this Letter such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

14.    ENTIRE AGREEMENT. As of the Effective Date, this Letter and the employment terms set forth herein comprise the final, complete and exclusive agreement between you and the Company with respect to the subject matter hereof and replace and supersede any and all other agreements, offers or promises, whether oral or written, made to you by any member of the MPG Group or representative thereof. This Letter may not be modified unless in writing and signed by both you and a duly authorized representative of the Company.

15.    CHOICE OF LAW. This Letter (including any claim or controversy arising out of or relating to this Letter) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without regard to conflict of law principles that would result in the application of any law other than the law of the State of California).

16.    PROOF OF RIGHT TO WORK. As required by law, this offer of employment is subject to satisfactory proof of your right to work in the United States.

17.    NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to you: at your most recent address on the records of the Company

If to the REIT or the Operating Partnership:

MPG Office Trust, Inc.
355 South Grand Avenue, Ste. 3300
Los Angeles, CA 90071
Attn: Chief Executive Officer
with a copy to:

Latham & Watkins
355 South Grand Avenue
Los Angeles, CA 90071
Attn: Julian Kleindorfer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

18.    COUNTERPARTS. This Letter and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[Signature page follows]

Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this Letter in the space provided below for your signature and returning it to the Company. Please retain one fully-executed original for your files.

Sincerely,

MPG OFFICE TRUST, INC., a Maryland corporation

By:	/s/ PEGGY M. MORETTI
	Name:	Peggy M. Moretti
	Title:	Executive Vice President, Investor and Public Relations & Chief Administrative Officer

MPG OFFICE, L.P., a Maryland limited partnership

By: MPG Office Trust, Inc.
Its: General Partner

By:	/s/ PEGGY M. MORETTI
	Name:	Peggy M. Moretti
	Title:	Executive Vice President, Investor and Public Relations & Chief Administrative Officer

Accepted and Agreed, this 28th day of November, 2012.

By:	/s/ CHRISTOPHER M. NORTON
Christopher M. Norton